EXHIBIT 21



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                                  EXHIBIT 21

                          Subsidiaries of the Company







                                            Percentage      Jurisdiction of
Subsidiaries                                   Owned         Incorporation
------------                                -----------     ---------------

NCF Bank & Trust Co.                           100%             Kentucky

Nelson Service Corporation*                    100%             Kentucky




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*     Nelson  Service  Corporation is a wholly owned  subsidiary,  of NCF Bank &
      Trust Co.